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                                     EXHIBIT 24.2

                               CONSENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS


Arcada Communications and Affiliates

    We hereby consent to the use in the Touch Tone America, Inc. Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on form S-4 of our report dated November 22, 1996, relating to the financial statements of Arcada Communications and Affiliates, which is contained in that Joint Proxy Statement/Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.

    /s/ BDO Seidman, LLP
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BDO Seidman, LLP


Seattle, Washington
January 27, 1997